As filed with the Securities and Exchange Commission on August 31, 2000
Registration No. 333-44084

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Centura Software Corporation
(Exact name of Registrant as specified in its Charter)

Delaware	94-2874178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

975 Island Drive
Redwood Shores, California 94065
(650) 596-3400

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant's Principal Executive Offices)

Scott R. Broomfield
President and Chief Executive Officer
975 Island Drive 94065
Redwood Shores, California
(650) 596-3400

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

COPIES TO:
Richard S. Grey
Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, CA 94111

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except the SEC registration fee.

Amount To be Paid

SEC registration fee	$31,680
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Miscellaneous expenses	20,000

Total	$91,680

Item 15.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and maintains director and officer liability insurance.

Item 16.   Exhibits

Exhibit Number	Description of Exhibit

1.01	Form of Underwriting Agreement(s)*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants**
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney**

* If the Registrant enters into any underwriting agreements, the Registrant will file such agreements(s) by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

** Previously filed.

Item 17.   Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on the 31st day of August 2000.

CENTURA SOFTWARE CORPORATION

By: /s/ Richard Lucien
Richard Lucien
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott R. Broomfield* Scott R. Broomfield	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2000

/s/ Richard Lucien Richard Lucien	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2000

/s/ Edward Borey, Jr.* Edward Borey, Jr.	Director	August 31, 2000

/s/ Tom Clark* Tom Clark	Director	August 31, 2000

/s/ Jack King* Jack King	Director	August 31, 2000

/s/ Philip Koen* Philip Koen	Director	August 31, 2000

/s/ Peter Micciche* Peter Micciche	Director	August 31, 2000

*By: /s/ Richard Lucien
Richard Lucien
Attorney-in-fact

Centura Software Corporation

INDEX TO EXHIBITS

Exhibit

Number

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP

23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants*

23.2 Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney*

* Previously filed.